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                            STEFANOU & COMPANY, LLP
                          CERTIFIED PUBLIC ACCOUNTANTS

                               1360 Beverly Road
                                   Suite 305
                             McLean, VA 22101-3621
                                  703-448-9200
                               703-448-3515(fax)

                                                                Philadelphia, PA


                                                October 8, 1999




Securities and Exchange Commission
Washington, DC  20549

Re:  Medical Advisory Systems, Inc.
     File No. 2-98314-W

Dear Sir or Madam:

     We have read Item 4 of the Form 8-K/A of Medical Advisory Systems, Inc. dated October 8, 1999, and agree with the statement contained thereon.


                                         /s/ STEFANOU & COMPANY, LLP
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